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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                           --------------------------
                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest even reported):

                                 April 9, 2001

                           -------------------------

                             SMARTERKIDS.COM, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                       001-13719             67-1716020
   (State or other jurisdiction         (Commission File      (I.R.S. Employer
   of incorporation or organization)        Number)          Identification No.)
        15 Crawford Street
       Needham, Massachusetts                                       02494
(Address of Principal Executive Offices)                          (Zip Code)


                           --------------------------

                                 (781) 449-7567
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Item 5.  Other Events

     SmarterKids.com, Inc., a Delaware corporation ("SmarterKids.com"), Earlychildhood Corp., a California limited liability company ("Earlychildhood"), LearningStar Corp., a Delaware corporation ("LearningStar") and S-E Educational Merger Corp., a Delaware corporation and wholly owned subsidiary of LearningStar entered into a Contribution Agreement and Plan of Reorganization and Merger dated as of November 14, 2000, as amended on March 14, 2001 (the "Combination Agreement"). Pursuant to the Combination Agreement,
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(i) S-E Educational Merger Corp. will merge with and into SmarterKids.com with
SmarterKids.com surviving and becoming a wholly-owned subsidiary of LearningStar, and (ii) holders of all of Earlychildhood's outstanding membership interests will contribute their entire ownership interest in Earlychildhood such that Earlychildhood becomes a wholly-owned subsidiary of LearningStar.

     The Combination Agreement contemplates that LearningStar would be a holding company for the businesses of SmarterKids.com and Earlychildhood. A special meeting of the stockholders of SmarterKids.com at which the stockholders were asked, pursuant to the SmarterKids.com definitive Proxy Statement filed with the Securities and Exchange Commission on March 15, 2001, to consider and vote upon the approval and adoption of the Combination Agreement, was held on April 9, 2001. The stockholders of SmarterKids.com approved and adopted the Combination Agreement at this meeting.

     Subject to the remaining conditions set forth in the Combination Agreement being satisfied, a Certificate of Merger relating to the merger of SmarterKids.com and S-E Educational Merger Corp. will be filed with the Secretary of State of the State of Delaware and each outstanding membership interest of Earlychildhood will be contributed to LearningStar with the result that each of SmarterKids.com and Earlychildhood will become wholly owned subsidiaries of LearningStar. No consideration was paid by either SmarterKids.com or Earlychildhood to the other, consequently there was no source of funds.

     Upon consummation of the Combination, each outstanding share of SmarterKids.com Common Stock shall be converted into the right to receive one-eighth of one share of the common stock of LearningStar, par value $.01 (the "Common Stock") and all outstanding membership interests in Earlychildhood will be exchanged for the right to receive such number of shares of Common Stock as set forth in the Combination Agreement. Fractional shares of Common Stock, if any, will not be issued in connection with the combination. Holders will be paid an amount in cash equal to the same fraction of the fair market value of a whole share of Common Stock, determined as set forth in the Combination Agreement. The exchange ratios were determined through arm's-length negotiation between SmarterKids.com and Earlychildhood.

     The LearningStar Common Stock is approved for quotation on the Nasdaq National Market under the symbol "LRNS".

     The businesses of LearningStar, through its wholly-owned subsidiaries SmarterKids.com and Earlychildhood and their respective subsidiaries, shall initially consist of the businesses conducted by SmarterKids.com and Earlychildhood and their respective subsidiaries immediately prior to the consummation of the combination. In this regard, LearningStar intends to continue to devote the assets associated with these businesses to generally the same purposes as these assets were employed prior to the combination.

B.  Exhibits

    2.1 Contribution Agreement and Plan of Reorganization Merger dated as of November 14, 2000 by and among SmarterKids.com, Inc., Earlychildhood LLC, LearningStar Corp.,

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         and S-E Educational Merger Corp. (incorporated by reference from
         SmarterKids.com's Current Report on Form 8-K, filed November 15, 2000).

    2.2 Amendment Agreement, dated March 14, 2001 by and among SmarterKids.com, Inc., Earlychildhood LLC, LearningStar Corp. and S-E Educational Merger Corp. (incorporated by reference from the Company's Proxy Statement on Schedule 14A, filed March 15, 2001.

   99.   Text of Press Release, dated April 9, 2001.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SMARTERKIDS.COM, INC.

Date:  April 9, 2001                   By: /s/ ROBERT J. CAHILL
                                           -------------------------------
                                           Name:  Robert J. Cahill
                                           Title: Chief Financial Officer

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